Attovia Therapeutics Reports Second Quarter 2026 Financial Results and Provides a Corporate Update

ATTO-1310 demonstrated preliminary clinical proof of concept in chronic pruritus and high-itch atopic dermatitis (AD); complete Phase 1b data expected in Q4 2026

Phase 2 studies of ATTO-1310 in chronic pruritus of unknown origin and high-itch AD planned for 1H 2027

Phase 1 initiation for ATTO-2306 and ATTO-1091 planned in 1H 2027

Upsized Initial Public Offering (IPO) gross proceeds of $332.4 million helps extend cash runway into 2030

SAN CARLOS, Calif., September 2, 2026 – Attovia Therapeutics, Inc. (“Attovia” or the “Company”) (Nasdaq: ATTO), a clinical-stage biopharmaceutical company developing next-generation biotherapeutics for immune-mediated diseases with high unmet need, today reported financial results for the second quarter ended June 30, 2026 and provided a corporate update.

“Following the successful completion of our upsized IPO, Attovia enters its next exciting phase with a strong balance sheet and clear line of sight to multiple potential near-term value-creating milestones,” said Tao Fu, Founder and Chief Executive Officer of Attovia. “The preliminary clinical proof of concept for ATTO-1310 in chronic pruritus and high-itch AD provides important validation of both the program and our ATTOBODY platform. We are advancing ATTO-1310 toward two large Phase 2 studies while progressing ATTO-2306 and ATTO-1091 toward the clinic in the first half of 2027. With multiple internally discovered programs moving through development, we remain focused on disciplined execution and building Attovia into a sustainable, multi-product biotechnology company with the goal of shaping the future of immune-mediated diseases.”

Recent Pipeline Highlights and Upcoming Milestones

ATTO-1310 for pruritic diseases: a novel, highly potent, half-life extended ATTOBODY-based Fc-fusion protein targeting the itch cytokine IL-31.

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Completed the Phase 1a study in healthy volunteers in which ATTO-1310 demonstrated favorable tolerability, rapid and sustained suppression of IL-31, and low immunogenicity.
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Completed enrollment and dosing in the double-blind, placebo-controlled Phase 1b study in patients with chronic pruritus and high-itch AD. Preliminary results showed that a single dose of ATTO-1310 was followed by rapid, deep itch relief in both patient populations, and consistent lesion control was demonstrated in patients with high-itch AD, providing clinical proof of concept for ATTO-1310 and the ATTOBODY platform. Complete Phase 1b data are expected in the fourth quarter of 2026.
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Submitted the protocol for the global Phase 2 study in patients with chronic pruritus of unknown origin (CPUO) to the U.S. Food and Drug Administration (FDA) after incorporating the agency’s feedback on key design elements and endpoints. Study initiation is planned for the first half of 2027.
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Global Phase 2 study in patients with high-itch AD is planned to initiate in the first half of 2027.

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Received IND clearance for Phase 1b trial in patients with cholestatic pruritus associated with primary biliary cholangitis (PBC) or primary sclerosing cholangitis (PSC) in China in less than 30 working days via National Medical Products Administration (NMPA)’s new expedited review pathway.

ATTO-2306 for AD and other immune-mediated skin diseases: a highly potent, half-life extended ATTOBODY-based bispecific antibody targeting IL-31 and IL-13.

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In preclinical studies, ATTO-2306 demonstrated highly potent inhibition of IL-31 and IL-13, long half-life, and low immunogenicity risk.
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IND-enabling activities are ongoing with Phase 1 initiation expected in the first half of 2027.

ATTO-1091 for inflammatory bowel disease: a next-generation ATTOBODY-based trispecific designed to target TL1A, IL-23p19, and integrin α4β7.

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In preclinical studies, ATTO-1091 demonstrated potent inhibition of all three targets, low immunogenicity risk and favorable developability properties.
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IND-enabling activities are ongoing with Phase 1 initiation expected in the first half of 2027.

Early-stage pipeline

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Advanced ATTO-006, a conditional “AND-gated” bispecific tissue-resident memory T cell (Trm) survival blocker for a broad range of immune-mediated diseases, toward development candidate nomination by year-end 2026.

Corporate Highlights

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Completed an upsized IPO with aggregate gross proceeds of approximately $332.4 million, before deducting underwriting discounts and commissions and other offering expenses. The Company’s common stock is now trading on the Nasdaq Global Market under the ticker symbol “ATTO”.
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Strengthened the Board of Directors with the appointment of John W. Smither, a proven financial leader with extensive public company board and audit committee experience.

Second Quarter Financial Results

Revenue: Collaboration revenue for the quarter ended June 30, 2026 was $0.5 million, attributable to research and development services provided under the EndPath RadioTherapeutics license agreement, compared to no collaboration revenue in the second quarter of 2025.

Cash Position: Cash, cash equivalents and marketable securities were $115.1 million as of June 30, 2026, compared to $152.3 million as of December 31, 2025. The Company expects that its current cash, cash equivalents and marketable securities, including the net proceeds from the IPO completed in August 2026 of approximately $305.4 million, will enable it to fund its operations into 2030.

Research & Development (R&D) Expenses: Research and development expenses were $18.9 million for the quarter ended June 30, 2026, compared to $13.6 million for the second quarter of 2025. The increase in R&D expenses was primarily driven by clinical, manufacturing and preclinical costs to advance ATTO-1310 toward completion of its Phase 1 trial, and manufacturing and preclinical costs to advance ATTO-2306 and ATTO-1091 in IND-enabling activities.

General & Administrative (G&A) Expenses: General and administrative expenses were $3.3 million for the quarter ended June 30, 2026, compared to $3.0 million for the second quarter of 2025. The slight increase in G&A expenses was primarily due to higher personnel costs to support the Company’s growth and public company readiness activities.

Net Loss: Net loss was $20.7 million for the quarter ended June 30, 2026, as compared to $14.4 million for the second quarter of 2025.

About Attovia Therapeutics, Inc.

Attovia™ is a clinical-stage biopharmaceutical company developing next-generation biotherapeutics for immune-mediated diseases with high unmet need. All of its product candidates have been internally discovered using its ATTOBODY™ biparatopic biologics platform. Attovia’s ATTOBODY platform uses an evolution-driven, high-throughput process that allows for rapid discovery and creation of a high diversity of potential product candidates.

Attovia’s lead programs include ATTO-1310, an anti-IL-31 therapeutic in clinical development for chronic pruritic diseases; ATTO-2306, a bispecific antibody targeting IL-31 and IL-13 in IND-enabling studies for atopic dermatitis and other immune-mediated skin diseases; and ATTO-1091, a trispecific antibody targeting TL1A, IL-23p19, and integrin α4β7 in IND-enabling studies for inflammatory bowel disease. Attovia’s other programs include highly innovative conditional ‘AND’ gated bispecific immune cell survival blockers and multispecifics.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s future plans and prospects; any expectations regarding the safety or efficacy of ATTO-1310, ATTO-2306, and ATTO-1091, and other candidates under development; the ability of such candidates to treat their indications; the planned timing of the Company’s clinical trials, data results and further development of its product candidates; the sufficiency of the Company’s current cash, cash equivalents and marketable securities to fund its operations; and the Company’s expected cash runway. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the Company’s ability to advance its product candidates and obtain regulatory approval of and ultimately commercialize such product candidates, the timing and results of preclinical studies and clinical trials, the Company’s ability to fund development activities and achieve development goals, its ability to protect its intellectual property, general business and economic conditions, and risks related to the impact on its business of macroeconomic and geopolitical conditions, including inflation, volatile interest rates, tariffs, instability in the global banking sector, public health crises, and geopolitical conflicts. Further information on potential risk factors that could affect the Company’s business and its financial results are detailed under the heading “Risk Factors” included in the documents the Company files from time to time with the U.S. Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date of this press release and Attovia undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor and Media Contact

Attovia Therapeutics

ir@attovia.com

PJ Kelleher

LifeSci Advisors LLC

617-430-7579

pkelleher@lifesciadvisors.com

Attovia Therapeutics, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Cash, cash equivalents, and marketable securities	$115,132	$152,268
Total assets	128,348	165,893
Total liabilities	15,581	15,103
Total redeemable convertible preferred stock	258,226	258,226
Total stockholders' deficit	(145,459)	(107,436)

Attovia Therapeutics, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Collaboration revenue	$450	$—	$450	$—
Total revenue	450	—	450	—
Operating expenses

Research and development	$18,946	$13,588	$35,692	$25,444
General and administrative	3,307	3,032	6,516	7,280
Total operating expenses	22,253	16,620	42,208	32,724
Loss from operations	(21,803)	(16,620)	(41,758)	(32,724)
Other income (expense):
Interest income	1,141	2,041	2,467	3,167
Change in fair value of preferred stock tranche liability	—	—	—	(170)
Other income (expense), net	(25)	140	(52)	137
Total other income (expense), net	1,116	2,181	2,415	3,134
Net loss	$(20,687)	$(14,439)	$(39,343)	$(29,590)
Less: Accretion of redeemable convertible preferred stock to its redemption value	—	—	—	(271)
Net loss attributable to common stockholders	$(20,687)	$(14,439)	$(39,343)	$(29,861)
Net loss per share attributable to common stockholders, basic and diluted	$(4.88)	$(3.71)	$(9.38)	$(7.75)
Weighted-average common shares outstanding, basic and diluted	4,237,597	3,895,037	4,195,615	3,851,124